Exhibit "A"

                        ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of this 16th day of October, 1995, is executed by and among Midland Hunter Petroleum Limited Liability Company or its assigns, hereinafter collectively referred to as "Seller", Whitestone Industries, Inc., hereinafter referred to as "Seller's Parent", Magnum Hunter Production, Inc., hereinafter referred to as "Buyer" and Magnum Petroleum, Inc., hereinafter referred to as "Buyer's Parent".

                                    ARTICLE I

                               DEFINITION OF TERMS

     As used herein, the terms specified below shall have the following meanings:

SECTION 1.1: Properties

     The term "Properties" shall include each kind or character of right, title, claim or interest which the Seller, has in the oil, gas and/or mineral leases as more particularly described in Exhibit "A", which is attached hereto and incorporated herein, as of the Closing date, including all mineral interests and royalty interests owned by Seller, all ratifications, extensions and renewals thereof, any unitization, farmout or forced pooling agreements associated therewith, the interest in or units created by such agreements, and all easements, permits, servitudes, rights-of-way, licenses, operating agreements, and oil and/or gas purchase/sale agreements directly related thereto. Notwithstanding the above, the term Properties shall not, however, include the following properties, rights, interest or assets:

     (a) Any right, title or interest of Seller in or to any accounts receivable, money held in escrow or suspense accounts, or future receipts attributable to Seller's interest in the oil and gas and other hydrocarbons produces and sold from the Properties prior to the Effective Date.

     (b) All claims and causes of action of Seller against others (except claims or causes of action involving title to any of the Properties) arising from acts or transactions affecting or relating to any of the Properties occurring prior to the Effective Date including, but not limited to, rights and claims against purchasers of production, rights to rate entitlements arising from regulatory proceedings and other monetary claims or rights against others.

SECTION 1.2: Personalty

     The term "Personalty" shall include the following rights and interests:

     (a) All right, title or interest which Seller has in or to any personal property, and improvements located on the Properties described on Exhibit "A", which are attached to and made a part hereof and incorporated herein, as of the Closing Date (including, but not limited to, wells, tanks, boilers, fixtures, inventories, machinery and other equipment) for the exploration, development, operation and maintenance of the Properties and related equipment and inventory.

SECTION 1.3: Existing Wells

     The term "Existing Wells" shall mean the oil, gas and/or mineral wells located on the Properties which are currently producing or non-producing and which are more particularly described in Exhibit "A", which is attached hereto and incorporated herein.

                                   ARTICLE II

                         AGREEMENT TO PURCHASE AND SALE

SECTION 2.1: Agreement

     On the terms and subject to the conditions herein set forth, Buyer agrees to purchase Seller's right, title, and interest in the Properties, Existing Wells and Personalty from Seller and Seller agrees to sell, transfer, assign and convey to Buyer, Seller's right, title and interest in the Properties, Existing Wells and Personalty as further described on Exhibit "A".

SECTION 2.2: Purchase Price

     The purchase price agreed to be paid by Buyer for Seller's right, title and interest in the Properties, Existing Wells and Personalty is Six Hundred Thousand Dollars and No Cents ($600,000) (the "Base Purchase Price"), subject to any applicable purchase price adjustment as provided for herein. The Purchase Price shall be payable by Buyer to Seller at the Closing. The total consideration will be structured as follows:

          (a) Three Hundred Thousand Dollars and No Cents ($300,000) cash due at the time of Closing, subject to any applicable purchase price adjustment as provided for herein;

          (b) Three Hundred Thousand Dollars and No Cents ($300,000) in fully paid and nonassessable shares of Magnum Petroleum, Inc. restricted common stock, $0.002 par value, free and clear of all liens and encumbrances, due at the time of Closing, subject to any applicable purchase price adjustment as provided for herein;

          (c) The assumption of existing bank indebtedness in the principal amount of Three Hundred Seventy-Eight Thousand One Hundred Fifty-Five Dollars and Fifty-Three Cents ($378,155.53) plus interest in the amount of One Thousand Eight Hundred Sixty-Four Dollars and Sixty-Two Cents ($1,864.62) at International Bank of Commerce;

          (d) Twenty-five thousand (25,000) shares in Magnum Common Stock Warrants at an exercise price of $4.00 per share with a term of two years; and

          (e) Twenty-five thousand (25,000) shares in Magnum Common Stock Warrants at an exercise price of $4.50 per share with a term of two years.

SECTION 2.3: Effective Time, Closing Date and Closing

     The "Effective Time" of the sale shall be July 1, 1995, at 7:00 a.m. CDT. Buyer's purchase of Seller's interest pursuant to this Agreement shall take place on or before 3 p.m. Central Daylight Time on October 16, 1995, which date and time shall herein be referred to as the "Closing Date". The place of "Closing" shall be at the offices of Buyer, located at 600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

SECTION 2.4: Accounting for Certain Operating Costs from July 1, 1995 to Closing
             Date

     (a) Buyer shall be responsible for all operating costs after the Closing Date.

                                   ARTICLE III

                             REPRESENTATION OF BUYER
                         CONCERNING PURCHASE OF PROPERTY

SECTION 3.1: Buyer's Representations

     (a) Buyer represents to Seller that Buyer is engaged in the business of exploring for and producing oil, gas and other minerals as an ongoing business and thus possesses oil and gas expertise or has in Buyer's employ qualified Geologists, Engineers, Professional Counsel or industry knowledgeable personnel to competently evaluate reserves of oil and gas remaining beneath the Properties represented by this Agreement, and, based upon Buyer's appraisal of this property, Buyer has ascertained a market value of $1,075,287 for Seller's ownership interest in the Properties and Personalty and Existing Wells, as of the Effective Time.

     (b)  Buyer  acknowledges  Seller  has  made  no   representations,   either
          expressed or implied, as to the remaining oil and gas reserves recoverable beneath the Properties represented in this Agreement.

     (c) Buyer acknowledges that Seller has made no representations, either expressed or implied, in regard to the value of the Properties, Personalty and Existing Wells.

     (d)  Buyer is incorporated in the State of Texas.


                                   ARTICLE IV

                                     CLOSING

SECTION 4.1: Actions to be Taken at Closing

     At the time of Closing, the following events and actions shall occur:

     (a) Seller shall execute and deliver to Buyer Assignments, Bills of Sale and Conveyances covering Seller's interest in the Personalty and Oil and Gas Leases, including Seller's ownership interest in the Existing Wells and Properties described in the attached Exhibit "A", subject to any depth limitation of record.

               Said Assignments, Bills of Sale and Conveyances shall be without warranties of merchantability or fitness for a particular purpose, either express or implied except for those in Section 5.1(c). However, said Assignments, Bills of Sale and Conveyances of Oil and Gas Leases shall be with special warranty of title as against claims asserted by, through or under Seller, but not otherwise, and shall also include a warranty against mortgages, liens, judgments, security interests, and encumbrances of any kind created by, through or under Seller, but not otherwise. Said Assignments, Bills of Sale and Conveyances of Oil and Gas Leases shall be made specifically subject to all of the terms and provisions of this Agreement, all of which shall survive the Closing.

     (b) Buyer shall make payment to Seller for the full remaining purchase price in cash or immediately available funds and shall issue Seller a stock certificate representing shares of fully paid and nonassessable shares of Magnum Petroleum, Inc. restricted common stock, $0.002 per share par value, free and clear of all liens and encumbrances. The number of shares of such stock will be based upon the following:

               The Common Stock consideration will be calculated based upon the average of the closing price of Magnum stock ten (10) business days prior to Closing as traded on the American Stock Exchange, under the following formula:


                 $300,000                     =     Number of restricted common
           Average of Closing Price                    shares to be issued
           --------------------------------------------------------------------


     (c) Seller shall deliver to Buyer all well files. Seller shall deliver to Buyer completed and executed pertinent forms on the wells necessary for the change of ownership. Buyer and Seller shall each deliver to the other such other documents, certificates, opinions and materials as are required under the provisions of this Agreement, including the accounting and funds in payment thereof as provided for in Section 2.4 herein, if applicable.

     (d) The Seller agrees to pay all sales taxes incurred in connection with the conveyances and assignments made pursuant to this Agreement, if applicable.

SECTION 4.2: Conditions to Obligations of Buyer

     The obligations of Buyer pursuant to this Agreement are subject to the conditions that on the Closing Date:

     (a) All terms, covenants and conditions and warranties made by the Seller in this Agreement shall be true and correct as of the Closing Date.

     (b) No action or proceeding by or before any court or other governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated hereby or which might affect the right of Buyer to own, control and enjoy the full benefit of the Personalty, Existing Wells and the Properties after the Closing Date.

SECTION 4.3: Termination Events

     This Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

     (a) by either Buyer or Seller if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

     (b) by Buyer if all of the conditions set forth in Section 4.2 shall not have been satisfied on or before the Closing Date, other than through failure of Buyer to fully comply with its obligations hereunder, and shall not have been waived by Buyer on or before such date;

     (c)  by mutual written consent of Buyer and Seller; or

     (d) by either Buyer or Seller if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before October 16,1995 or such later date as may be mutually agreed upon by the parties.

     Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

SECTION 4.4: Effect of Termination

     In the event this Agreement is terminated pursuant to Section 4.3, all further obligations of the parties hereunder shall terminate; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.


                                    SECTION V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 5.1: Representations and Warranties of Seller

     Seller hereby represents and warrants to Buyer, that:

     (a) This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (b) Seller will permit Buyer full access to all records and files at all reasonable times on or before October 16, 1995, or such other extension date as may be mutually agreed upon in writing by Buyer and Seller.

     (c) Seller has good and defensible title to the Real Property Interests and tangible and intangible personal property owned by it that comprise the Properties, free and clear of Liens, other than liens and defects of title which do not, individually or in the aggregate, materially detract from the value of the Assets or the use or enjoyment thereof in the ordinary course of business.

               The equipment associated with the operation of the Properties (i) is in good operating condition, order and repair, subject to ordinary wear and tear, and has been maintained in accordance with standard industry practice; (ii) is capable of being used for the purpose for which it is intended without present need for repair or replacement except in the ordinary course of the business; (iii) conforms in all material respects with all applicable legal requirements known to Seller; and (iv) in the aggregate provides the capacity to enable Seller to engage in commercial operation on a continuous basis (subject to normal maintenance and repair in the ordinary course). All of the equipment constituting the operating of the Properties is adequate and sufficient for all operations conducted by Seller in substantially the same manner as conducted prior to the Closing.

               All real and tangible personal properties held by Seller under lease are held under valid and binding lease agreements that are in full force and effect. To Seller's knowledge, Seller is not in default, and no notice of alleged default has been received by Seller, under any such lease and no lessor is in default or alleged to be in default thereunder. None of the rights of Seller under any lease will be impaired by the consummation of the transactions contemplated by this Agreement.

     (d) To Seller's knowledge, all easements, rights-of-way, permits, crossing agreements and surface rights included with the Properties are in full force and effect and are valid and subsisting and freely assignable, and all rentals and other payments due thereunder have been properly and timely paid and all conditions necessary to keep them in force have been duly performed.

     (e)  Environmental Matters:

          (i) To Sellers' knowledge, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or has been  threatened  by a  governmental  entity or other  party with respect to any (A) alleged violation by Seller of any Environmental Laws, (B) alleged failure by Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Business or (C) Regulated Activity conducted by Seller.

          (ii) To Seller's knowledge, Seller has no material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Seller or with respect to any of its properties which has had, or would reasonably be expected to have, a material adverse effect on Seller.

          (iii)During the period of time Seller has owned the Properties, there have been no mercury meters on or attached to any part of the Properties.

          (iv) For the purposes of this Agreement, the following terms have the following meanings:

                    "Environmental Laws" shall mean all Federal, state and local statutes, laws, regulations, ordinances, rules, judgements, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, and governmental restrictions applicable to the Properties now in effect and relating to human health, the environment or to emissions, discharges or releases of pollutants, containments, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                    "Environmental  Liabilities"  shall  mean  all  liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                    "Hazardous  Substances"  shall mean any toxic,  radioactive, caustic or otherwise hazardous substance, including glycol and petroleum, their derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                    "Regulated  Activity" shall mean any generation,  treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

     (f) Any and all claims and causes of action against Seller arising from acts or transactions affecting or relating to any of the Properties occurring prior to the Effective Date will remain for the account of Seller and Seller will make every attempt reasonably necessary to satisfy any such claim and cause of action which might affect any of the Properties.

     (g) Seller possesses all the licenses, permits authorizations, approvals, registrations and other rights of every kind and character ("Permits"), copies of all which have been delivered to Buyer. Such Permits constitute all the Permits necessary under law or otherwise for Seller to construct, own, operate, maintain and use the Assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Seller's rights with respect thereto (i) is valid and subsisting, in full force and effect, and enforceable by Seller, and (ii) following consummation of the transactions contemplated hereby, will continue to be valid and subsisting in full force and effect, and enforceable by Buyer without any consent or approval of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or third party; or in lieu of such existing Permits, replacement or substitute Permits will be available to or obtainable by Buyer at little or no cost in the ordinary course after application by Buyer thereof. To Seller's knowledge, Seller is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of Seller, is threatened to be, revoked, canceled, suspended or modified.

     (h) No representation, warranty or covenant by Seller contained in this Agreement or the Exhibits or Schedules hereto, or any agreement, document or instrument to be delivered at the Closing by Seller, contains or shall contain any untrue statement of a material fact or omits or shall omit to state therein a material fact (other than those facts generally recognized to be industry risks normally associated with the Properties) necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Copies of all documents furnished to Buyer in connection with this Agreement or pursuant hereto are true and complete in all material respects. Seller knows of no facts (other than those facts generally recognized to be industry risks normally associated with the Properties) related to the Properties which have not been disclosed in writing to Buyer which materially and adversely affect or will materially and adversely affect such Properties or the ability Seller to perform this Agreement.


                                   ARTICLE VI

                       AGREEMENTS AND COVENANTS OF SELLER

SECTION 6.1: Affirmative Covenants

     During the period from the Effective Time to the Closing Date, Seller has:

     (a) Carried on the business with respect to the Personalty, Properties and the Existing Wells in a prudent and diligent manner in accordance with prevailing industry standards;

     (b) Promptly notified Buyer of the receipt of any notice or claim, written or oral, of default, breach by Seller, or of any termination or cancellation of any material contract, lease or other agreements relating to the Properties, Personalty or Existing Wells;

     (c) Promptly notified Buyer of the loss of or damage to any of the Personalty or Existing Wells;

     (d) Given prompt notice to Buyer of any claims or litigation, threatened or instituted or any other material event or occurrence involving or affecting any of the Properties, Personalty or Existing Wells; and

     (e)  Reasonably   cooperated  with  the  Buyer  in  endeavoring  to  obtain
          additional title and other information with respect to the Properties, Personalty or Existing Wells.


                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 7.1: Representations and Warranties of Buyer

     Buyer represents and warrants to Seller that:

     (a)  Buyer is Magnum Hunter Production, Inc.

     (b) This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (c) Buyer is acquiring Seller's interest in the Personalty, Properties and the Existing Wells as outlined on Exhibit "A" based upon its own physical examination of the Properties, Existing Wells and Personalty as well as an independent examination and inspection of the accounting, land, legal and well files of Seller.

     (d) The execution and delivery of this Agreement will not violate any provision of or constitute a default under any statute, or any order, rule or regulation of any court or governmental agency into which Buyer is subject.

     (e) Upon cessation of production, Buyer will properly plug and abandon all producing and/or non-producing wells upon said Properties which wells now exist or which may exist in the future, in accordance with state and federal regulatory requirements.

     (f) Buyer has inspected the oil and gas properties outlined on Exhibit "A" and satisfied itself as to the current operating condition of the Properties.

     (g)  Buyer is qualified to do business in Texas.


                                  ARTICLE VIII

Section 8.1 Securities Laws and Compliance

     The parties will arrange for and effect all necessary procedures under the requirements of applicable federal and state securities laws, including those of the Securities and Exchange Commission and the state securities boards promulgated thereunder to the extent that this Agreement is properly consummated to comply with all federal and state securities registration requirements, or to take full advantage of any appropriate exemptions therefrom, and otherwise to be in accord with all federal and state securities law anti-fraud restrictions.

     A. KNOWLEDGE RESPECTING ACQUIRING PROCEDURES. Buyer and Seller's Parent each represent, respectively, and acknowledge that:

          1.   In the case of Seller's Parent:

               (a) Seller's Parent knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Magnum Petroleum, Inc. which it deems relevant to make a fully informed decision regarding the consummation of the transaction contemplated hereby, and

               (b) Seller's Parent has been supplied with, or had the opportunity to review, copies of all Forms 10-KSB, 10-QSB and 8-K, and all proxy statements filed by Magnum Petroleum, Inc. within the two year period immediately preceding the date of this Agreement. Without limiting the foregoing, Seller's Parent understands and acknowledges that neither Magnum Petroleum, Inc. nor anyone acting on its behalf has made any representations or warranties other than those contained herein regarding Magnum Petroleum, Inc. or the future conduct of Magnum's business or of each of its subsidiary's business, and Seller's Parent has not relied upon any representations or warranties other than those contained herein.

          2.   In the case of Buyer:

               (a) Buyer has had the opportunity to acquire all information concerning the Properties which it deems relevant to make a fully informed decision regarding the consummation of the transaction contemplated hereby.

     B. STATUS OF SHARES TO BE ISSUED. Seller's Parent agrees, acknowledges, and confirms that it has been advised and understands as follows:

          1. It is acquiring the securities (shares of Magnum Petroleum, Inc.) without a view to any distribution or resale, which may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or applicable state law. The shares of Magnum Petroleum, Inc. are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or the laws of any state:

          2. There shall be endorsed on the certificates evidencing the shares of Magnum Petroleum, Inc. stock delivered at closing legends substantially similar to the following:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF:
               (1) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, ANY APPLICABLE STATE LAW, OR IN LIEU THEREOF, OR (2) AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS".

               "A FULL STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS SET FORTH IN THE ARTICLES OF INCORPORATION AND THE AMENDMENTS THERETO ON FILE IN THE OFFICE OF THE SECRETARY OF STATE AND THE CORPORATION WILL FURNISH A COPY OF SAID STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

          3. Except under certain limited circumstances, the restrictions on the transfer of the securities will also apply to the Property and any and all shares of capital stock or other securities issued to or otherwise acquired with respect to such shares including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

     C. INDEMNIFICATION BY PARTIES. If at any time in the future Seller's Parent should offer, sell, assign, pledge, hypothecate, transfer, or otherwise dispose of any of securities without registration under the 1933 Act, as amended, or such similar federal statute as may then be in effect, each of the parties hereby agree to indemnify and hold harmless the other party against any and all claims, liabilities, penalties, costs and expenses that may be asserted against or suffered by such party as a result of such disposition.

     D. INVESTMENT CERTIFICATE. Seller's Parent will execute an investor representation letter, substantially in the form set out in Exhibit "C" hereto, acknowledging the restrictions on the Common Stock issued pursuant to this Agreement.

     E. REGISTRATION RIGHTS OF SELLER'S PARENT . Magnum, within ninety (90) days after Closing, will register certain of its common stock or other securities under the Securities Act of 1933 (for the purposes of this Section, the "Act") (other than pursuant to a registration statement for Forms S-4 or S-8 or similar or successor form), and will at such time promptly give written notice to Seller's Parent of its intention so to do. Such notice from Magnum shall set forth the types of securities to be registered, and other information, if applicable, such as the maximum proposed offering price, commissions and discounts in connection therewith, and other relevant information. For the purposes of these registration rights, the common stock issued to Seller's Parent pursuant to this Agreement, is herein referred to as "Registrable Shares". Upon the written request from Seller's Parent, given within fifteen (15) banking days after receipt of any such notice, to register any Registrable Shares (which request shall specify the common stock intended to be sold or disposed of by such stockholders and shall state the intended method of disposition of such common stock by the prospective Seller's Parent), Magnum shall use all commercially reasonable efforts to cause all such Registrable Shares to be registered under the Act and applicable state law so that such Registrable Shares may be sold at such times and in such manner as Seller's Parent determine in accordance with the terms of the applicable prospectus.


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1: Notice

     Any notice or other communication required or permitted to be given under this Agreement must be in writing, and may be given by depositing the same in the United States mail, certified delivery, return receipt requested, properly addressed as provided below. Notice deposited in the mail in the manner provided above shall be effective and shall be deemed received upon the expiration of three business days.

     For purposes of notices hereunder, the addresses of the parties shall be as follows:

          Seller: Midland Hunter Petroleum Limited Liability Company 600 East Las Colinas Blvd., Suite 1200
                             Irving, Texas  75039
                             Attn:  Mr. Gary C. Evans
                                    President

          Seller's Parent:   Whitestone Industries, Inc.
                             2255 Glades Road, #324A
                             Boca Raton, FL 33431
                             Attn: Mr. Hernan A. Saide
                                   President

          Buyer:             Magnum Hunter Production, Inc.
                             600 East Las Colinas Blvd., Suite 1200
                             Irving, TX  75039
                             Attn: Mr. Gary C. Evans
                                   President

          Buyer's Parent:    Magnum Petroleum, Inc.
                             42-600 Cook Street, Suite 160
                             Palm Desert, CA 92211
                             Attn:  Mr. Lloyd T. Rochford
                                    Chairman

     Any party may change its address for the giving of notice hereunder at any time by giving notice of change in the manner specified above.

SECTION 9.2: Survival of Representations, Warranties, Covenants and Agreements

     The representation, warranties, covenants and agreements of Buyer, Seller, Buyer's Parent and Seller's Parent set forth herein shall survive the Closing.

SECTION 9.3: Waiver

     No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged waiver or estoppel.

SECTION 9.4: Entire Agreement

     This Agreement constitutes the entire agreement and understanding between the parties hereto and may not be modified or amended except in writing signed by the parties hereto:

SECTION 9.5: Expense

     Buyer and Seller shall each pay their respective expenses and costs in connection with this Agreement and the transactions contemplated thereby.

SECTION 9.6: Heading

     Descriptive headings are used for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 9.7: Applicable Law

     This Agreement shall be governed by and interpreted in accordance with laws of the State of Texas applicable to contracts made and performed entirely therein.

SECTION 9.8: Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns; provided, no assignment by either party shall be made without the express written consent of the other party and if such consent is granted, no assignment shall relieve such party of any of its obligations hereunder.

SECTION 9.9: Assignment of Agreements and Covenants

     Neither Buyer, Seller, Buyer's Parent nor Seller's Parent shall assign or delegate this Agreement to a third party without the prior written consent of the other party hereto.

SECTION 9:10: Indemnification/Risk of Loss

     Risk of Loss to the Properties, Existing Wells and Personalty shall be upon Seller until the time of Closing. At Closing, said risk of loss shall pass to Buyer. Notwithstanding anything to the contrary herein, Seller and Seller's Parent shall indemnify and hold Buyer free and harmless from liability for any and all costs, expenses and causes of action of every kind and character in connection with the Personalty, Properties and the Existing Wells for events occurring prior to the Closing Date. Likewise, notwithstanding anything to the contrary herein, Buyer shall indemnify and hold Seller free and harmless from liability for any and all costs, expenses and causes of action of every kind and character in connection with the Personalty, Properties and the Existing Wells for events occurring after the Closing Date.

SECTION 9.11: Signature in Counterparts

     This Agreement may be signed in multiple counterparts by the Buyer, Seller, Buyer's Parent and Seller's Parent, each of which, when taken together, shall constitute the original document.

SECTION 9.12: Brokers

     Each party agrees that it will hold the other party harmless from any claim by any broker or finder asserting it was employed by such party in connection with the transactions contemplated hereby.

SECTION 9.13: Post Closing Signatures

     Each of the parties hereto agree to execute any and all mutually-acceptable documents so as to vest title to Buyer in the interests and the properties outlined on the attached Exhibit "A", which is attached hereto and incorporated herein.

                                    ARTICLE X

                               SPECIAL PROVISIONS

SECTION 10.1: Distribution of Monies and Stock Among Seller:

     Buyer and Seller agree all monies payable to Seller and Seller's Bank (International Bank of Commerce) shall be paid by wire transfer according to written instructions received from Seller in the following amounts and to the following parties as shown below:

         Whitestone Industries, Inc.                             $   300,000.00
         85,131 s/s Magnum Petroleum Inc. Common Stock               300,000.00
         International Bank of Commerce
         (Principal of $378,155.53 plus interest of $1,864.62)       380,020.15
                                                                 --------------
                                                       TOTAL     $   980,020.15
                                                                 ==============

                                           "SELLER"

WITNESS:                                   MIDLAND HUNTER PETROLEUM
                                           LIMITED LIABILITY COMPANY


________________________                   /s/ Gary C. Evans
                                           Gary C. Evans, President


________________________                   /s/ Hernan A. Saide
                                           Hernan A. Saide, Secretary

                                           "SELLER'S PARENT COMPANY"

WITNESS:                                   WHITESTONE INDUSTRIES, INC.


________________________                   /s/ Hernan A. Saide
                                           Hernan A. Saide, President


                                           "BUYER"

ATTEST:                                    MAGNUM HUNTER PRODUCTION, INC.
 (Corporate Seal)


________________________                   /s/ Gary C. Evans
Assistant Secretary                        Gary C. Evans, President


                                           "BUYER'S PARENT COMPANY"

ATTEST:                                    MAGNUM PETROLEUM, INC.
  (Corporate Seal)


_________________________                  /s/ Lloyd T. Rochford
Assistant Secretary                        Lloyd T. Rochford, Chairman